Form C

Cover Page

Name of issuer:

Sam Lee Laundry LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: CA
Date of organization: 1/2/2015

Physical address of issuer:

224 28th street
San Francisco CA 94131

Website of issuer:

http://www.thespeakeasysf.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Series B Units

Target number of securities to be offered:

10

Price:

$5,000.00

Method for determining price:

10 shares of Class B Units

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

8/17/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$559,684.00	$0.00
Cash & Cash Equivalents:	$392,970.00	$0.00
Accounts Receivable:	$1,401.00	$0.00
Short-term Debt:	$231.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($57,247.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Sam Lee Laundry LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
David L. Gluck	Managing Member	2015
David L. Gluck	General Manager	2015
Nicholas A. Olivero	Managing Member	2015
Nicholas A. Olivero	Creative Director	2015
Geoffrey N. Libby	Managing Member	2015
Geoffrey N. Libby	Operations Manager	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Nick A. Olivero	1 Series A Unit	33.33
Geoffrey N. Libby	1 Series A Unit	33.33
Silverwolf Group LLC (David Gluck)	1 Series A Unit	33.33

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Theatrical production is a high-risk industry and ticket sales are very difficult to predict.

The majority of Broadway and off-Broadway commercial theatre productions fail to recoup their production costs. Of the ones that do, many do not realize significant profits. Commercial theatre projects outside of New York are comparably risky. There is no assurance that the Play will be an economic success, even if the Play receives critical acclaim. The success of any previous production of the Play in no way predicts that any subsequent production of the Play will experience similar success. Many factors beyond artistic merit contribute to the success or failure of a theatrical enterprise, including venue location and size, ticket prices, media response, external market factors and marketing activities. The availability of a certain number of tickets for the Play does not mean that the majority of those tickets will be sold. In order to maintain interest in the Play, tickets may be sold below prevailing market prices, which may reduce the profitability of the Company.

Boxcar has not yet secured a liquor license.

Our partner in this venture, the nonprofit Boxcar Theatre, Inc., submitted an application for an alcoholic beverage license to the California Bureau of Alcoholic Beverage Control ("ABC") on February 22, 2016. On February 24, 2016, Boxcar received notification from the San Francisco Planning Department that a Conditional Use Permit would be required in order to authorize the liquor license. Boxcar engaged an experienced attorney to prepare the Conditional Use Permit application, and submitted it on March 29, 2016. The San Francisco Planning Commission has scheduled consideration of Boxcar's application as part of its regular meeting on July 28, 2016. It is possible that, based on the outcome of the Planning Commission hearing, Boxcar's liquor license may be delayed, or denied. If the liquor license is delayed, Boxcar will apply for temporary operating authority from both the Planning Department and the ABC, to allow public performances of the Play to begin on August 12, 2016, as planned. If Boxcar does not receive temporary operating authority, the commencement of public performances of the Play may be delayed. If Boxcar's liquor license is denied, or if its license is revoked at any time, we anticipate that Boxcar shall: (a) acquire an alcoholic beverage license on the secondary market; or (b) hire a third party to operate the bar under its own license. Under any such circumstances, we would expect that our share of bar revenue may be lower than projected, and the profitability of the Company may be reduced.

Boxcar has not yet secured other required licenses and permits, including Health Department and Entertainment Commission permits.

In addition to an alcohol beverage license, Boxcar must secure several other licenses and permits before performances of the Play can commence at the Theater. These licenses include a Certificate of Occupancy from the San Francisco Department of Building Inspection, a Certificate of Public Assembly from the San Francisco Fire Department, a license to operate food and beverage service from the San Francisco Department of Public Health, and an entertainment permit from the San Francisco Entertainment Commission. Delays in obtaining any of these licenses could adversely affect our ability to open the Play within the projected time frame.

Construction projects often experience delays and cost overruns.

Our time line and plan of operations is predicated upon the completion of leasehold improvements at the Theater within certain cost and scheduling parameters. Construction cost overruns and/or scheduling delays could adversely affect our ability to open the Play within the projected time frame, or at all, and could cause us, our producing partner Boxcar Theatre, or both, to engage in borrowing which could reduce the profitability of the Company.

Classification of performers as independent contractors may be disallowed by the California Employment Development Department (the "EDD").

In the San Francisco Bay Area, some theatre companies operate under the auspices of one or more contracts with Actors Equity Association, the labor union representing professional actors. Many theatre companies do not operate under such union contracts. It is common practice in this region for non-union theatre companies to classify performers as independent contractors rather than payroll employees. We intend to follow this common industry practice by paying non-unionized performers on an independent contractor basis. We are aware that in recent years, several theatres in the Bay Area have been subject to audit by the California Employment Development Department (EDD), and that some such audits have resulted in letters of determination, fines and penalties related to this practice. In the event that we receive an audit by EDD, we may be required to reclassify non-unionized performers as employees, and this change (as well as possible fines or penalties) could result in a substantial increase in operating costs that could reduce the profitability of the Company.

Holders of Series B Units may be subject to dilution in the event that the production is transferred to a different venue.

The Operating Agreement provides that we may transfer the production to a larger venue in the event that the Managing Members deem it in the Company's best interest to do so. The Operating Agreement provides that we will accrue a production transfer reserve for this purpose. However, in the event that the cost of the transfer exceeds the amount of the production transfer reserve, the Managing Members have the right to conduct another equity offering. Such an offering would have the effect of diluting the interests of holders of Series A Units and Series B Units, in accordance with a formula detailed in the Operating Agreement. All unitholders would have the option of either (a) accepting the dilution, (b) making an additional capital contribution to maintain their interest, or (c) withdrawing from Sam Lee Laundry and receiving the balance of their capital accounts. The interests of the Managing Members would not be subject to dilution in the event of such an offering.

Holders of Series B Units do not benefit from any other uses of the creative material of the Play.

The Play was created by Nick A. Olivero and a team of writers, designers, and directors, for its initial production in 2014. Subsequently, all the creative material was acquired by Speakeasy Rights LLC, a licensing company owned by our Managing Members. Speakeasy Rights has continued to develop the creative material, hiring writers, dramaturgs and other creative personnel, to prepare the Play for future productions. The Company has not contributed any funds to the development of the Play.

We have licensed the Play from Speakeasy Rights, for an open-ended run beginning no later than December 31, 2016, in the City and County of San Francisco. Speakeasy Rights maintains all other rights in the material, including the right to license the Play for any number of additional productions in any other geography, and to exploit the material in any other medium, including without limitation audio and video recordings, film and television productions, live events, games, and merchandise.

The Company's license allows us to create, sell and profit from any merchandise sold at the Theater. However, we cannot create additional productions of the Play, nor our own recordings, films, TV programs, games, etc., based on the Play. In accordance with the terms of the license, we and our unitholders do not receive any revenue from the disposition by Speakeasy Rights of any rights in the Play to any third party.

Our unitholders do not elect the Managing Members and will have limited ability to influence our business.

Unlike the holders of common stock in a corporation, our unitholders will have only limited voting rights on matters affecting our business, as provided for in the Operating Agreement, and therefore investors will have limited ability to influence decisions regarding our business. Furthermore, if our unitholders are dissatisfied with the performance of our Managing Members, they will have no ability to remove or replace our Managing Members.

Managing Members may decide to close the Play at any time.

The Managing Members have the sole and unconditional right to close the Play and cease operation of Sam Lee Laundry, at any time and for any reason, either before or after the commencement of performances. A decision to close the Play prior to the recoupment of all capital contributions could result in investors losing some or all of their investment.

We have the right to recall distributions.

In the event of a restatement of prior financial results, we have the right to recall any portion or all of previous profit distributions that have been made directly to Investor Members. Under such circumstances, we will send our investors a letter explaining the circumstances of the recall, the amount to be recalled, and a deadline and procedures for submitting the recalled funds. We have no right to require additional involuntary capital contributions beyond the original subscription amount of any holder of Series B Units.

Our investment in venue development will not be recoverable.

A portion of the proceeds raised from this offering shall be expended on leasehold improvements and capital equipment that shall immediately become the property of Boxcar Theatre, our producing partner and the leaseholder of the Theater. In the event that we cease operations prior to the recoupment of all capital contributions, holders of Series B Units shall not be entitled to liquidate such assets for the purpose of recovering their investments in our company, or for any other purpose.

There is unlikely to be any secondary market for the Series B Units, nor the possibility of capital appreciation.

No market presently exists for resale of the Series B Units and it is unlikely that one will develop. Holders of Series B Units may not assign their Series B Units without the consent of the Managing Members. This offering does not provide a mechanism for revaluation of Sam Lee Laundry, nor for capital appreciation of the Series B Units. It is unlikely that the sale, assignment, acquisition or other disposition of the Series B Units will result in appreciation of any unitholder's capital contribution. We do not intend to have the Series B Units quoted on any OTC Markets platform or listed on an exchange, such as The Nasdaq Stock Market, at any point in the future.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Creative fees to pay directors, choreographers, and designers to create the production.

If we raise: **$100,000**

Use of Proceeds: Performer fees to pay for the actors and stage managers to rehearse the play.

If we raise: **$400,000**

Use of Proceeds: Will pay for the fabrication of scenery, costumes, and props

If we raise: **$700,000**

Use of Proceeds: Will pay for the remodel of the theatre

If we raise: **$1,000,000**

Use of Proceeds: Will be used to establish the general reserve

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes how process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Subscription Agreement with a purchase price of $5,000 per "Series B Unit" (fractional units may be issued). Each "Series B Unit" shall entitle its owner to a one-tenth of one percent (0.1%) share of Net Profits of the Company. Refer to Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The Operating Agreement may be amended by unanimous consent of all Series A securityholders.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Series A Units	50.0	30.5	Yes	No
Common Stock			Choose	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These changes could result in further limitations on the voting rights the Investor have have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Yes.

"Series A Investor Members" shall be those Investor Members who make Capital Contributions of no less than Fifteen Thousand Dollars ($15,000), or those who are otherwise designated as Series A Investor Members by the Managing Members of the Company. "Series A Unit Price" shall be equal to Thirty Thousand Dollars ($30,000), and each "Series A Unit" shall entitle its owner to a one percent (1%) share of Net Profits of the Company. Series A Investor Members participate in a one-time "Preferred Distribution" as specified in the Operating Agreement.

"Series B Investor Members" shall be those Investor Members who make Capital Contributions of no less than Two Thousand Dollars ($2,000), or those who are otherwise designated as Series B Investor Members by the Managing Members of the Company. "Series B Unit Price" shall be equal to Five Thousand Dollars ($5,000), and each "Series B Unit" shall entitle its owner to a one-tenth of one percent (0.1%) share of Net Profits of the Company. In addition, Series B Investor Members have no right to approve amendments to the Operating Agreement, and have additional restrictions regarding liquidation of their capital accounts. Series B Investor Members do not participate in the one-time Preferred Distribution, as specified in the Operating Agreement.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, Managing Members may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the Managing Members may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. Managing Members may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

As discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional securities, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The Valuation for the securities is based on discussions with prospective investors regarding offering risks and potential returns.

In the future, we may perform valuations of our units that take into account factors such as the following:

- unrelated third party valuations of our Units;
- the price at which we sell other securities, such as convertible debt or other classes of Units, in light of the rights, preferences and privileges of our those securities relative to those of our Units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our Units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Managing Members, and the Investor will have no independent right to name or remove an officer or Managing Member.

Following the Investor's investment in the Company, under specific circumstances specified in the Operating Agreement, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. (The Operating Agreement restricts the Company's ability to issue additional securities that result in dilution of Investors' interest only if necessary to fund the transfer of the production to a larger venue.) The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. (The Operating Agreement restricts the Company's ability to issue additional securities that result in dilution of Investors' interest only if necessary to fund the transfer of the production to a larger venue.) The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Managing Members of the Company to manage the Company so as to maximize value for securityholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Managing Members of the Company. If the Managing Members of the Company authorize a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Managing Members of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company has executed loan documents to be co-borrower, with Boxcar Theatre Inc., on a non-revolving line of credit in the amount of $1,000,000 issued by California Bank of Commerce. The loan terms include: loan origination date of March 1, 2016 and term of 18 months; full amortization over 18 months; interest rate of 6%; interest-only payments for first three months; fixed monthly payment of $10,000 for remainder of loan term; monthly cash collateral deposit of $60,000 for final 15 months of loan term. The Managing Members of the Company, David Gluck, Nick A. Olivero, Geoffrey N. Libby, have all signed as guarantors, as has Speakeasy Rights LLC, an entity under common control of the managing Members. This liability is carried on the Boxcar Theatre Statement of Financial Condition only and does not appear in the financial statements of the Company. As of 3/31/16, the outstanding balance of the loan was $260,720.

A copy of the agreement with California Bank of Commerce is included in Appendix E: Material Agreements.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2015	Regulation D, Rule 505	Priced Round	$945,000	General operations
3/2016		Loan	$1,000,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Since our organization in January 2015, our primary activities have been:

(1) Raising funds for the production of the Play; (2) Casting the performers for the Play; (3) Publicizing and promoting the Play; (4) Working with Boxcar Theatre, our producing partner, on design and construction of the venue for the Play; and (5) Preparing for the principal operations of the Company by engaging staff and acquiring equipment and supplies. The 12-month period ending December 31, 2015 can be considered a developmental phase for us, as we were engaged primarily in planning and preparation, and no revenue was generated. We do not expect to earn any revenue until public performances of the Play commence in August 2016.

Operating Results

The year ended December 31, 2015 was our initial year of operation, and no year-on-year comparisons are available. During the period, we received no revenue and incurred expenses of $57,247. The top three expense categories were producer fees ($22,500), hospitality ($6,886), and supplies and equipment ($5,990). There were no unusual or infrequent events or transactions that had material effect on our operating results during 2015.

During 2015, we made an advance payment of $150,000 to Boxcar to support design and construction of the venue for the Play, in accordance with the "Theatrical Production Agreement" that governs the partnership between the two companies. In addition, we made a deposit against licensing fees to Speakeasy Rights, in the amount of $14,000, as specified in the "License Agreement". Both of these payments are reflected in our financial statements as prepaid expense.

Liquidity and Capital Resources

In 2015, we funded our operations through capital contributions related to the May 1, 2015 offering of $1,500,000 of Series A Units, a private placement exempt from SEC registration pursuant to Regulation D Section 505. The Series A Units were offered at a price of $30,000 per unit. As of December 31, 2015, we had received $610,000 in capital contributions related to sales of Series A Units, and we were carrying a cash balance of $392,970. As of May 1, 2016, we had received a total $915,000 in capital contributions related to sales of Series A Units.

Our primary sources of ongoing liquidity are our current cash balance and the additional capital contributions that we may raise under the current offering of Series B Units. There is no guarantee that we will receive any additional capital contributions from the Series B Units.

In addition, we have secured a $1 million, non-revolving line of credit with California Bank of Commerce, with Boxcar Theatre as co-borrower. These funds are primarily intended to cover costs related to remodeling the Theater, but they are unrestricted and can serve as a secondary source of liquidity if necessary. As of May 1, 2015, the available balance on this line of credit was $433,901. This debt facility is carried on Boxcar's books and is not reflected on the financial statements of the Company.

In addition, we will begin selling tickets on or about June 9, 2016, in anticipation of the opening of the Play on or about August 12, 2016. Advance ticket sales generally constitute a liability until performances are held and revenue is earned, but the cash received may serve as a secondary source of liquidity if necessary. We expect to receive between $300,000 and $500,000 in cash related to advance ticket sales, between June 9, 2016 and August 12, 2016.

Plan of Operations

Our plan of operations is to:

(1) Complete casting the Play and hiring the creative team, prior to the start of rehearsals on or about June 5, 2016; (2) Complete staffing, including hiring certain designers and assistant designers; (3) Publicize and promote the Play; (4) Begin the sale of advance tickets on or about June 9, 2016; (6) Complete rehearsal and production of the Play; (7) Begin preview performances of the Play on August 12, 2016; (8) Begin the regular run of the Play on October 1, 2016; and (9) Continue to produce, promote, and operate the Play for as long as it remains profitable to do so.

The time line for this plan of operations is vulnerable to numerous setbacks and delays, including but not limited to:

(1) Construction delays related to Boxcar's development of the venue; (2) Delays in securing the necessary permits and licenses, including liquor license, Health Department permit, Entertainment Commission license, and Certificate of Public Assembly; (3) Our inability to fully cast the Play and begin rehearsals as scheduled; (4) Other unforeseen obstacles in producing the Play on schedule.

Off-Balance Sheet Arrangements

As of December 31, 2015, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Accrued Expenses
The Company periodically accrues funds for future expenses, including marketing expenses, casting expenses, creative development expenses, production expenses, and "strike" (production wind-down) expenses. The effect of these accruals may be to reduce net profits at the same time that cash reserves are increasing. As of December 31, 2015, the Company had accrued no such expenses

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

Material agreements, including the Theatrical Production Agreement, the License Agreement, and the Theater Lease are available in Appendix E: Material Agreements.

In addition, management considers the following information material to this offering:

Affiliated Companies

We intend to produce the Play at a new theatrical venue, currently under development at 644 Broadway, San Francisco, California (the "Theater"). Boxcar Theatre Inc. ("Boxcar") is a California nonprofit corporation that has secured a 25-year lease on the Theater, and has agreed to provide the Theater for performances of the Play on an open-ended basis. We will produce the Play in association with Boxcar, which will serve as "presenter" of the Play, and will provide the venue, box office services, and food and beverage operations. We will serve as "producer" of the Play, and we will provide all creative elements, the performances themselves, production management, and promotion. The two companies will share revenue generated by the Play in accordance with the Theatrical Production Agreement executed among them. As provided for in the Theatrical Production Agreement, we will make a cash payment of at least $500,000 to Boxcar to support design and construction of the venue. Boxcar will finance the remainder the venue development costs through fundraising, borrowing, and retained earnings. Nick A. Olivero, a founder of Sam Lee Laundry, is also the founder and artistic director of Boxcar. Boxcar is governed by a five-member Board of Directors, a majority of whom are "independent" with regard to the relationship between Sam Lee Laundry and Boxcar.

We have licensed the Play from its owner, Speakeasy Rights LLC ("Speakeasy Rights") pursuant to a License Agreement. Our managing members are also the managing members of Speakeasy Rights. Speakeasy Rights holds all rights in the Play, and may license the Play for any number of theatrical productions, and otherwise exploit and turn to account the material of the Play in any medium whatsoever. Pursuant to the terms of the License Agreement, we will pay an ongoing license fee to Speakeasy Rights equal to 5% of gross box office revenue for as long as we produce the Play, and we will pay a $50,000 advance against the expected license fees. Profits earned by Speakeasy Rights may be distributed to certain creative personnel and investors in the development of the Play, as well as to Nick A. Olivero, Geoffrey N. Libby, and Silverwolf Group LLC (the sole-member LLC providing the services of Mr. Gluck).

A diagram of affiliated companies is included in Appendix E: Material Agreements.

Distribution of Net Profits

The Net Profits that may accrue from the business of the Company shall be distributed and divided among the Investor Members, Managing Members, and others as follows:

The Capital Accounts of Investor Members shall first be credited, on a pro-rata basis, until the value of each Capital Account equals the value of the Capital Contributions of each Investor Member.

A one-time "Preferred Distribution" shall next be made to all Series A Investor Members, such Preferred Distribution to be calculated by applying an annual interest rate of six percent (6%) to each Capital Contribution, prorated from the date that the Capital Contribution was actually received by the Company, to January 31, 2016. To the extent that the Managing Members are Series A Investor Members, such Managing Members shall receive a portion the Preferred Distribution; otherwise, Managing Members shall not participate in the Preferred Distribution due solely to their status as Managing Members.

For all subsequent Net Profit distributions, Series A Investor Members shall each receive one percent (1%) of the distributed Net Profits for each Unit owned, and Series B Investor Members shall each receive one tenth of one percent (0.1%) of the distributed Net Profits for each Unit owned. Owners of fractional units shall receive an equivalent fraction of distributed Net Profits. The Managing Members shall receive the remainder of the amount of distributed Net Profits, to be divided among them and any additional parties that they so designate in any proportion to which they may from time to time agree.

The Company believes that its accounting policies allow for the possibility that taxable net income may exceed distributions during a given tax year. This possibility is especially high during the first and second years of performances of the Play, when it is likely that some, or even all, net profits will be credited to Capital Accounts rather than distributed. To protect Investor Members against a possible "dry tax liability," for any tax year in which funds actually distributed to Investor Members are less than 35% of Investor Members' distributive share of taxable net income, the Company shall reduce such Investor Member's Capital Accounts and distribute additional funds so that total distributions for the tax year equal 35% of the Investor Member's distributive share of taxable net income. The amount deducted from each Investor Member's Capital Account shall subsequently be restored, during the earliest quarterly accounting period for which net profits of the Company are sufficient to allow such restoration.

Royalties and Deferred Compensation

The Company has entered into, and plans to enter into, certain agreements with production personnel that provide for deferred compensation. Such deferred compensation will be paid only after the Company has accrued to each Investor Member the full value of his Capital Contribution. Thereafter, during each accounting period 40% of "Gross Profit" (as defined in the Operating Agreement) shall be allocated for the payment of deferred compensation, and the other 60% of Gross Profit shall constitute Net Profit of the Company. The sum of deferred compensation provided for in all agreements shall not exceed $150,000.

The Company has entered into, and plans to enter into, certain agreements with production personnel that provide for payment of a periodic royalty. Such royalty payments will be made only after the Company has returned to each Investor Member the full value of his Capital Contribution, and all deferred compensation has been paid in full. Thereafter, during each accounting period, a maximum of 15% of Gross Profit shall be allocated for the payment of royalties, and the other 85% of Gross Profit shall constitute Net Profit of the Company. There shall be no agreements that provide for a minimum royalty.

All accrued expenses and reserves shall constitute expenses of the Company and shall be deducted from Gross Revenue in the calculation of Gross Profit.

Producer Fees and Manager's Compensation

In addition to receiving a proportion of the Company Net Profits, each Managing Member shall be entitled to receive a producer's management fee, not to exceed $1,500 per week (equivalent to $78,000 annually). The maximum weekly producer's management fee shall increase by 6% annually (subject to annual compounding), at the start of each calendar year. The Managing Members' entitlement to the producer's management fee began on January 2, 2015, the date of formation of the Company.

In accordance with the Operating Agreement, the Managing Members may elect to defer their producer's management fee in full or part during any accounting period; such deferred amounts shall be paid to the Managing Members on whatever schedule they may determine from time to time in their sole discretion, and upon dissolution of the Company, any unpaid amounts shall be deemed an obligation of the Company. For the purpose of payroll tax efficiency, approximately 50% of the annual producer's management fee shall be paid through Boxcar.

In the event that any Managing Member finds it prudent to perform any services of a third person, the Managing Member may receive the reasonable compensation for such services that a third person would have received for the services rendered. Examples of such third-party services include director, writer, creative director, general manager, accountant, service manager, technical director, facility manager, et al. Since the inception of the company, the managing members have been serving in third-person capacities as follows: Nick A. Olivero as Creative Director, David Gluck as General Manager, and Geoffrey N. Libby as Operations Director. The managing members have agreed to waive any compensation they may be eligible to receive for providing such services, from the inception of the company until the official opening of the Play, but will be eligible to receive third-person compensation thereafter. Mr. Olivero and Mr. Libby also serve as scenic designers on the production, and have agreed that their compensation for such services will be limited to $5,000 each, paid from the deferred compensation pool.

Managers' Compensation Through Related Entities

Speakeasy Rights LLC.
Each of our Managing Members is also a managing member of Speakeasy Rights LLC, the licensing entity for the Play. Revenue received by Speakeasy Rights is first applied to business operating expenses. The remainder is considered net revenue, a portion of which is distributed as royalties to creative personnel and investors who participated in the development of the script. Nick A. Olivero receives a 10% royalty from net revenue in respect of his role as creator of the Play.

Following the payment of royalties, any remaining net revenue is considered net profit, and is distributed to our Managing Members. Based on projected annual license fees and related expenses, the we estimate that the each Managing Members share of Speakeasy Rights licensing revenue with respect to the San Francisco production of the Play shall range from $25,000 - $40,000 annually.

Boxcar Theatre, Inc.
All three Managing Members have historic relationships with Boxcar, have received compensation from Boxcar in the past, and are likely to receive compensation from Boxcar in the future. Nick A. Olivero is the founder, Artistic Director, and member of the Boxcar Board of Directors, David Gluck serves as the General Manager of Boxcar, and Geoffrey N. Libby will serve as Operations Manager of Boxcar when the new venue opens.

As a tax-exempt organization, Boxcar is prohibited from making any payments that constitute private inurement. The Managing Members have further committed that any compensation they receive from Boxcar shall not exceed 125% of the applicable national median salary for comparable job titles at similarly sized nonprofit theatres, as published in the annual Theatre Communications Group National Salary Survey. As a nonprofit corporation, Boxcar does not distribute net profits.

Important Features of these Securities

Limited Liquidity Feature via Capital Accounts
Upon acceptance by the Company of the Capital Contribution of any Investor Member, a "Capital Account," as defined in the Operating Agreement, shall be created in the name of such Investor Member. The initial value of this Capital Account shall be zero. Net Profits distributed to any Investor Member shall first be credited to his Capital Account, until the value of that Capital Account equals the value of the Investor Member's Capital Contribution; thereafter, Net Profits shall be distributed directly to the 1Investor Members.

At any time, an Investor Member may request that he receive the entire current balance of his Capital Account. Upon payment of the current balance of an Investor Member's Capital Account by the Company, the subscription of the Investor Member shall be cancelled and all his rights and privileges hereunder shall be terminated.

In the event that financial losses by the Company exceed the Company's operating and reserve funds, the Company shall have the right to reduce the value of the Capital Accounts of all Investor Members pro-rata and to the extent of such losses, and to transfer the corresponding funds to the general bank account of the Company. In addition, the Company shall have the right to expend all or any portion of the Capital Account funds on the costs of transferring and reopening the Play, as provided for in the Operating Agreement.

Upon termination of the Company for any reason the Company shall pay to each Investor Member the balance of his Capital Account. More information regarding Capital Accounts is contained in the Operating Agreement.

Preferred Distribution
The first distribution of Net Profits of the Company shall be a one-time "Preferred Distribution" made to all Series A Investor Members, such Preferred Distribution to be calculated by applying an annual interest rate of six percent (6%) to each Capital Contribution, prorated from the date that the Capital Contribution was actually received by the Company, to January 31, 2016. To the extent that the Managing Members are Series A Investor Members, they shall receive a portion the Preferred Distribution; otherwise, Managing Members shall not participate in the Preferred Distribution due solely to their status as Managing Members. Series B Investor Members shall not participate in the Preferred Distribution.

Dilution Upon Transfer of Production
The Operating Agreement provides for the accrual of a Production Transfer fund, to be used in the event that the Managing Members deem it to be in the best interest of the Company to transfer the production and reopen it in another venue in the City and County of San Francisco. In addition, the Company may expend the funds in the Capital Accounts of all Investor Members for the same purpose. In the event that additional funds are needed to complete a transfer of the production, the Managing Members shall have the right to issue a "Secondary Offering," and raise additional Capital Contributions in any amount that the Managing Members, in their sole discretion, deem to be prudent.

Upon closing of the Secondary Offering, the equity interest of each Investor Member shall be subject to dilution. Each Investor Member shall have the right to make an additional Capital Contribution in such amount that prevents dilution of his Units. The issuance of a Secondary Offering shall not result in revaluation of the Company, nor shall it result in appreciation of capital. More information regarding transfer of production and the Secondary Offering is contained in the Operating Agreement.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.thespeakeasysf.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Subscription Agreement
- Operating Agreement

Appendix C: Financial Statements & Tax Returns

- Financials 1

Appendix D: Director & Officer Work History

- David L. Gluck
- Geoffrey N. Libby
- Nicholas A. Olivero

by Wefunder Portal LLC

INVEST IN THE SPEAKEASY

Immersive theatre, 35 actors in a 1920s speakeasy bar



CLOSING IN 8 DAYS
Invest until 11pm EDT on Aug 17

63
investors

$347,451
raised of $50K-$1M goal

Revenue Share

0.1% net profit share per $5000

Invest in The Speakeasy at $5000 per Series B Unit (fractional units are ok). Each Series B Unit entitles you to 0.1% share of net profits.

$2,000 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE UPDATES (12) ASK QUESTION

> *"We've created a totally unique immersive theatre experience that's part nightclub, part stage show, and part time-machine as you step inside our authentically recreated Prohibition-era saloon. Grab a drink and follow the actors as they move through the many rooms of The Speakeasy, playing out 35 interlocking storylines. It's a real-life "choose your own adventure" novel with surprises around every corner. We've already produced our proof-of-concept version, and now we're scaling up.*

David Gluck
PRODUCER & GENERAL MANAGER, THE SPEAKEASY

KEY FACTS

- 75 performances sold out. Profitable after just 14 weeks.
- 56% investor return from first production.
- Moving to 9,000 sq/ft location (3x size of original Speakeasy).
- Live show with 35+ actors and 1,000+ pages of script.

OUR AMBITION

We started the show in 2014 and San Francisco loved us—every performance sold out. But we envision custom-built versions of The Speakeasy in cities all over the globe, with each production growing bigger and more exciting. We want to blow peoples' minds – give them an experience that defies the laws of physics, finance, and common sense. Ultimately, it's all about pushing the boundaries of possibility in storytelling.

DOCUMENTS

- Appendix_E1._Theater_Agmt__1_.pdf
- Appendix_E2._License.pdf
- Appendix_E3._Theater_Lease.pdf
- Appendix_E4._Debt_Agmt.pdf
- Appendix_E5._Related_Entities.pdf

thespeakeasysf.com

INVESTOR PERKS

$2,000+ Access to the exclusive presales ticket period for The Speakeasy; 1-year complimentary Club 1923 membership; Discount coupon for $20 applicable to any merchandise purchase

$5,000+ Access to the exclusive presales ticket period for The Speakeasy; 2-year complimentary Club 1923 membership; Discount coupon for $50 applicable to any merchandise purchase; Exclusive presale ticket access for all satellite events, including our killer New Years Eve Party

$15,000+ Access to the exclusive presales ticket period for The Speakeasy; 2-year complimentary Club 1923 membership; Discount coupon for $50 applicable to any merchandise purchase; Exclusive presales ticket access for all satellite events, including our killer New Years Eve Party; Complimentary tickets (2) to the Opening Night Gala; House Tickets available for purchase to sold-out performances, subject to availability; Complimentary tickets to any performance released on 48 hrs notice, subject to availability; Discounts at The Speakeasy bar: first round on the house (up to four guests), drink the rest of the night for half price (subject to service charge based on menu prices)

$30,000+ Access to the exclusive presales ticket period for The Speakeasy; Lifetime membership to Club 1923; Discount coupon for $50 applicable to any merchandise purchase; Exclusive presales ticket access for all satellite events, including our killer New Years Eve Party; Complimentary tickets (2) to the Opening Night Gala; House Tickets available for purchase to sold-out performances, subject

to availability; Complimentary tickets to any performance released on 48 hrs notice, subject to availability; Discounts at The Speakeasy bar: first round on the house (up to four guests), drink the rest of the night for half price (subject to service charge based on menu prices); Complimentary reserved cabaret seating and gaming chips every time you visit for (up to four guests); Free use of the Speakeasy venue for one of your private events, i.e., client appreciation party, engagement party, etc. (Labor and food & beverage charged at actual cost.)

$150,000+ Access to the exclusive presales ticket period for The Speakeasy; Lifetime membership to Club 1923; Discount coupon for $50 applicable to any merchandise purchase; Exclusive presales ticket access for all satellite events, including our killer New Years Eve Party; Complimentary tickets (2) to the Opening Night Gala; House Tickets available for purchase to sold-out performances, subject to availability; Complimentary tickets to any performance released on 48 hrs notice, subject to availability; Open bar during The Speakeasy and at all satellite events; Complimentary reserved cabaret seating and gaming chips every time you visit for (up to four guests); Free use of the Speakeasy venue for one of your private events, i.e., client appreciation party, engagement party, etc. (Labor and food & beverage charged at actual cost.) Up to eight complimentary tickets per year; Title page billing as Associate Producer of The Speakeasy; Royalty participation in subsequent productions of The Speakeasy

THE BUZZ ABOUT THE SPEAKEASY

There's nothing like The Speakeasy in San Francisco or anywhere else today! The atmosphere the show manages to create is incredible; you really do feel transported back to the 20s. I've been very impressed with the crew Nick and David have put together, and what they've already pulled off together. I've very much enjoyed the previews I've been getting, and the business-side of the communication has been great as well. I'm very excited to be a part of this production!

Robert-Jan Huijsman

Investor in both productions of "The Speakeasy" and Software Engineer at Google

VCs famously have their list of unicorns, which supposedly represent great investments. Boxcar Theatre is actually one of the few true unicorns because it represents a unique opportunity to create tremendous cultural value AND deliver great profit. I defy you to find another investment which is capable of creating soul-satisfying theater, impressive margins, and fantastic cocktails. This team has caught lightning in a bottle and I'm privileged to come along for the ride.

Mike Sela

Investor in both productions of "The Speakeasy" and Engineering Director at Survey Monkey

The Speakeasy is everything I love about San Francisco

Jennifer Metz

The Bold-Italic

Honey Creme tops weekend events in San Francisco

May 20, 2016

Weekly entertainment roundup. "The Speakeasy" is profiled at time mark 1:11.

The Speakeasy Becomes First Theatre Project in U.S. to Offer Equity Crowdfunding

May 17, 2016

For The Speakeasy, the Crowdfunding Regulation campaign is the last piece of a fundraising effort that has generated a total of $2.4 million toward the $3 million project budget.



Immersive Theater Piece The Speakeasy Returns This Summer In Permanent North Beach Home

May 11, 2016

The plan is to keep the play running for the long term and banking that it will be a hit like it was in the Tenderloin two years ago...

Interactive Theater-Bar The Speakeasy to Permanently Return in North Beach Space

May 10, 2016

A lot of San Francisco bars might have a prohibition-era vibe, but none can claim to be quite as elaborate as the The Speakeasy, Boxcar Theatre's immersive theatrical experience.

Best of Culture 2014

May 22, 2014

7x7 Magazine's annual Best of SF showcases all you could ever hope to eat, drink, see, buy, know, and do in the city. Here is the Best of Culture.

Distillations: All the Bar's a Stage at The Speakeasy

April 2, 2014

I am thrilled to say that The Speakeasy, and its 1923 Prohibition-era club, makes a strong case for being the best bar in San Francisco. The fact that it doesn't exist only adds to the allure.

The Speakeasy is Everything I Love About San Francisco

March 3, 2014

Buy your ticket now. Like right now.

SFist Reviews: 'The Speakeasy'
February 14, 2014

As immersive, progressive performance experiences go, you aren't going to find much that isn't fun and cool about the Boxcar Theatre's latest, highly ambitious offsite project, The Speakeasy .

Boxcar builds a Prohibition club in 'Speakeasy'
February 12, 2014

The experience is rich with possibility, and period attire is encouraged so it may not immediately be clear if the blonde siren or handsome rake at the next table is an actor or a ticket-holder.

5 Immersive Dinner Theater Spectaculars Around The United States
February 4, 2014

Once arrived, you get the full speakeasy experience, including a deceptive storefront entrance, secret password requests, cabaret performances and casino games. Plus, of course, old-timey cocktails.

Password, Please: Speakeasies Become Sets, the Audience Gets Involved
January 8, 2014

Boxcar Theatre's The Speak easy , which begins previews this weekend, sounds like the most zeitgeisty show of the season, and not just because it's set in a series of totally hip time periods.

SF/Arts: Prohibition Lives in New Boxcar Production
January 1, 2014

"The Speakeasy" is Boxcar Theatre's most ambitious endeavor yet; it is an immersive, historically precise, site-specific experience that is unique.

A Theatrical Experience Like No Other

Immersive theatre means: no separation between performers and audience, a play in a nightclub with performances popping up all around you. The curtain lifts the moment you step through our false-front business and enter our 1920's speakeasy, complete with illicit bar, crooked casino, and vaudeville cabaret. Enjoy killer cocktails, throw your chips down on a blackjack table, and soak it all in as the Prohibition Era unfolds around you.








"I was sitting on a fake antique couch, decked out in a suit and hat, as a group of moderately drunk women tried to figure out who around here was "real."- *SF Weekly*

With a 1000+ page script and 35+ actors, this show is massive and outrageous. The actors are all around you—bartenders, chorus girls, bootleggers and suffragettes —each living and breathing their own story. Follow them through our 9,000 sq/ft venue and witness their narratives unfold.






Proof of Concept

"The Speakeasy is everything I love about San Francisco." - *Bold-Italic Magazine*

The Speakeasy premiered in January of 2014 and sold out 75 consecutive performances! More than 8,300 people crammed into a tiny venue in San Francisco's Tenderloin neighborhood to see it. But there was trouble in paradise. In June of 2015, our landlord kicked us out so a law firm could move in. But there was a silver lining. We found an incredible new location in the North Beach neighborhood, and set to work on creating a new production that would be bigger and more unbelievable, building on everything we had learned in the first go-round.




Sold Out & Profitable

We ran the show profitably from Day 1. After just 14 weeks of performances, we had recovered our entire startup cost, and in the ten weeks before we were forced to close the show, we were profitable enough to earn a 56% return for our investors. That was a great day, sitting around the kitchen table stuffing envelopes with letters and checks for each of our investors, thanking them for their confidence and returning 100% of their money with another 56% on top.


$200K
$160K
$120K
$80K
$40K
0
May Revenue: $166,504
Profitable After 14 Weeks
January
February
March
April
May
Monthly Revenue 2014

Sold Out
For all 24 weeks straight

Profitable
After just 14 weeks in operation

56%
Return to investors in 24 weeks

Returning Bigger & Better

We are pouring $2 million into an extensive remodel of the 9,000 square foot venue, to infuse it with period detail, secret passages, and a level of luxury that will wow audiences. Two bars, a circular cabaret, a casino complete with craps, blackjack and roulette, and a one-way mirror in the chorus girls' dressing room are some of the highlights of the show. It's impossible to experience everything in one visit – or even two or three – and the plan is to so dazzle audiences that they will return again and again.




EXIT 3
EASTER EGG RM
BACK STAGE
GIRLS DRESSING
OFFICE
FOYER
SAM LEE LAUNDRY
CABARET
MAIN STAGE
FLAT STORE
SAL'S OFFICE
BAND
CASINO
BAR STAGE
BAR
CHILL BAR
SERVICE BAR
JOE'S CLOCK SHOP
LEGEND
MEZZANINE ABOVE
The Speakeasy Concept Plan

Invest & Join the Show

Dear investors and theater fanatics,

We're crowdfunding because so many of our fans – audience members, performers, even our banker and insurance agent! – were so in love with the first production that they wanted to help the new version thrive. This is so much more than an investment that you only connect with once a month when they email you a PDF statement.

This is an investment you can touch, you can sip, you can immerse yourself in, you can talk about and share with others. Check out our investor benefits. They're intended to make you feel like big deal every time you come to visit us – and you are!

- David Gluck

See it Up Close, Tour Our New Venue

Please join us on one of the following dates to tour the new venue, experience for yourself our Speakeasy-style hospitality, and participate in a Q&A session with company founders. Please RSVP at investor@thespeakeasysf.com

Saturday, July 16 @ 8 pm
Wednesday, July 20 @ 6:30 pm
Friday, July 22 @ 8 pm
Monday, July 25 @ 6:30 pm
Thursday, July 28 @ 6:30 pm

MEET THE FOUNDERS



David Gluck
Producer & General Manager

General Manager of "Chicago" in the West End; Managing Director of San Francisco's Magic Theatre; producer of numerous independent commercial theatre projects; Board President of Theatre Bay Area.



Nick Olivero
Producer & Creative Director

Co-Founder and Artistic Director of Boxcar Theatre; produced, directed, and designed more than 60 productions for Boxcar; Managing Director of Imagination Players; co-founder of Handful Players.



Geoffrey Libby
Producer & Operations Director

Veteran theatre perfomer, designer, and scenic builder with more than 15 years experience; professional bar manager and bartender.

RAISED $2,292,451 FROM 44+ INVESTORS

$945,000	$1,000,000
May 2015	March 2016
PRICED_ROUND	LOAN



Randy Kirk

Retired from government, started my own business, invested in Reg A start-ups, author of published book.



Shawn Leonard Waller



Tyler J Kuhn

I like waffles.



Brett Zane-Ulman



Rick And Lisa Ellis



Madalynn Priester

MORE INVESTORS

DETAILS

– COLLAPSE ALL

How close are you to launch?

Close. The construction should be done by May 20. Rehearsals start on June 5. Our groundbreaking is scheduled for August 8, and the first public performance is August 12. This is happening.

How close to be fully financed?

We've secured $2.4 million towards our $3 million budget. About $1 million came from our Series A offering, a private placement. 38 investors put in an average of about $25,000 each. We secured a $1 million loan from California Bank of Commerce, a really incredible group of people who get what we are doing. I don't think there's another bank on earth that would make that kind of loan for a theatre project. The rest we pulled together: $50,000 from the City of San Francisco to compensate us for our eviction, a $50,000 line of credit from Wells Fargo, $90,000 in equipment financing, and a $225,000 tenant improvement allowance from our landlord.

We should be able to finish it off with this Series B offering on Wefunder. Our own mailing list is 12,000 people who saw the show or came to one of our promotional events. They're already bought in. Plus all the attention Wefunder is going to bring us. We've authorized up to $1 million for Series B. The first $600,000 is to finish off the budget. Then we could use a little breathing room, and whatever is left will go to the general reserve.

Where did the idea for The Speakeasy come from?

Nick came up with this concept back in 2006. Originally it was just going to be a one-night-only fundraising event for Boxcar Theatre, which is the theater company he co-founded. But as we developed the concept, it just kept getting bigger and bigger until it turned into a full-scale production with multiple rooms and dozens of characters. It's turned into this incredible imaginative sandbox: almost every day we think of new ways to make the audience lose their minds. Not all of these ideas are going to fit into the current production, some are going to have to wait for future iterations in future Speakeasies around the globe.

Are there similar experiences available? ^

There are other immersive theatre projects. People will compare us to “Tony and Tina’s Wedding” or “Sleep No More,” but really this is just like comparing “Rent” and “Oklahoma.” They’re both musicals, but that shared genre is where the comparisons stop.

How are you different? ^

In "Sleep No More" you are a complete bystander, totally outside the world of the play. In "Tony 'n Tina's," you're a part of their world, but the evening is mostly improvised- so there's no consistency in the experience. At "The Speakeasy," you are part of the world, you come dressed in period costume just like the actors, but the evening is fully scripted. There are moments of improvisation, and anyone who is willing can get drawn into the action. there’s an argument for the fun that comes from an interactive, improvised show. But the consistency that comes from 1,000-plus pages of script is what is going to make the show sustainable for many years.

Over the lifetime of this production, there might be 15 or 20 actors playing a single role. We put a lot of effort into making sure that each one will come in knowing exactly who that character is, what is his back-story, and how does every moment get played. We want to keep the heart of it constant, so the show you see today will be the show you see in 10 years. Think of it as controlled chaos.

Who’s your audience? ^

Because our show offers so many different ways to experience it, our demographic is huge. We’ve been attracting people from their 20s to their 80s, and they’re coming for different reasons. For someone who's in their 70s or 80s, they might come to listen to the music that their parents used to play. Maybe they’re sitting in the Cabaret watching the Vaudeville show all night long.

Then you have the twenty-five year olds, and they’re running from room to room chasing a story, or maybe peeping through the two-way mirror in the dressing room because they want to see a hot chorus girl scene. Some people really get drawn in by the craps or blackjack tables. Some people approach it as a nightclub experience. There’s something for everyone.

What are some of the things you learned from the first production? ^

We learned that good story telling is what the audience really hungers for. Originally, the Cabaret was just designed to be a fun space where you can relax and watch a bunch of acts, singers and dancers and jugglers and magicians. On the very first night, we learned how wrong we were. By the time we got to Act III, the Cabaret was completely empty. Completely. The cast kept performing, of course, but they were kind of smiling and laughing to each other because no one was there to watch what they were doing.

We realized the problem right away: there was no drama in the Cabaret. There was no conflict. The next morning, we immediately started retooling the show, moving scenes from other rooms into the Cabaret. Now, for the new production, it's been completely rewritten and it's full of storytelling. We're even using the songs the way you would in a traditional musical, to advance the story and demonstrate character development. And at the same time, amping up the spectacle. We have the idea that the chanteuse gets carried onstage lying on a divan at some point, draped with a 15-foot boa constrictor. Not sure whether that's actually going to make it into the show, but we're figuring it out.

Another huge thing we learned is that some people don't want the drama at all. They get hooked at the craps table and just camp out in the casino all night long, basically ignoring the show. Or maybe they were dragged there by their spouses, and it's obvious that they really aren't that interested. This was a very small percentage of the audience, but they take away from the experience of everyone else.

So we created a special room just for them. It's called the "Chill Bar," and it's tucked away in a hidden spot. No scenes happen there. They have a couple gaming tables, and a small stage with a piano for an occasional song. But you can go there, hang out and talk to your date, do as much gambling as you want. We're even going to create special cocktails that you can only get in the Chill Bar. They paid for their tickets, we want them to have a great experience too.

What are some of the special ways for the audience to get involved? ^

There are levels on top of levels for the VIP experience. First of all, you have to come dressed appropriately, and if you don't have the wardrobe, we can take care of you. You can go on our website and buy or rent a costume, and we'll deliver it to you at your home or office. A guy shows up dressed like a 1920s messenger boy, with a package wrapped in brown butcher paper and string, saying "Delivery here for Mr. Jones!" The experience begins days before you even come to the show.

Some of the costumes come with built-in characters, so you're guaranteed to be part of a scene. There's one for Sal's lawyer, and at a certain point, you'll get pulled into Sal's office, and he'll say to you, "You bring the contracts?" And you've got them, they're already tucked into the breast pocket of your suit. And then a whole scene plays out while you and Sal talk about the contracts. There's one where you get to be the mayor of San Francisco, Sunny Jim. You drink for free all night and everyone is excited to meet you. There's ten of these costumed characters every night.

We're also going to get our hands on some classic cars, Model A's or Model T's. In the upper-tier VIP packages, you get picked up in a Model A and driven to a fantastic meal in North Beach before the show.

And of course there's a VIP menu once you get to the show. Caviar, vintage wines. We're even going to try to get our hands on a bottle from 1923.

Tell us more about the one-on-one moments.

We call them our "Easter Eggs." There are thirty-five of them, one for each character in the show. An actor will single out an audience member and invite them into a hidden chamber for a private moment. That's all we're willing to reveal at this moment.

How many people saw the first show last year?

We opened in January and closed in June of 2014. The theatre was tiny, only 117 people per night. More than 8,300 people packed in, representing more than 98% of our total capacity the entire time. Most of the time we were sold out up to 10 weeks in advance.

How did you finance the first show?

Theater is always hard to finance, and you've got to be creative if you're going to finance a really large-scale show. We used both a nonprofit entity, Boxcar Theatre, and an LLC, working together, so that we would have access to all means of capital. The nonprofit gave us access to grants and contributions. The LLC allowed us to invite investors into the project. A nonprofit can never pay out profits, but the LLC allows us to do that.

The project budget was $250k. Our goal was to raise $200k on the equity side, and the other $50k from grants and contributions. We fell short on the equity side, but bootstrapped the project into existence anyway, basically by managing cash flow to within an inch of its life. One of our investors told us, "you guys know how to make money scream!"

What were the original ticket prices?

The target ticket price was $65. We were initially a little bit uncertain about that $65 price, so we made discount codes widely available during the advance sales period. But as soon as the show opened, we saw that it was taking off, and turned off the discounts. Then we started moving the ticket prices up. Every time a new batch of tickets went on sale, we raised prices. They went all the way to $100, and we didn't see any price resistance. For the new show, the target price is $100, and we expect that it will move up from there.

How did you publicize the show?

We spent zero dollars on marketing. We had marketing plans, and a marketing budget, but word of mouth took over. Our publicist did a great job of getting free media coverage beyond that: we were featured in a lot of online and print and broadcast outlet.

Do you see the audience for this show growing over time?

Absolutely. This thing is absolutely built for repeat business. The scenes are happening in six different rooms simultaneously, and then there are the one-on-one experiences tucked into hidden corners, and all kinds of other surprises. We even pull a small group of ladies into the women's bathroom at one point to do a private scene for them there. So there's no way to see everything in one or two visits, it's physically impossible. It would take six or seven trips back to get the sense that you've finally seen it all -- and even then, you haven't.

This is the kind of thing that locals are going to want to share with their out-of-town guests. Your friends come to visit, and you say, "Oh my god, we have this thing here called 'The Speakeasy', you have to go, and I haven't been for a year myself so I'll come with you!"

In the long run we see our audience as 50% local, 50% tourist. We'll be doing a lot of outreach to the tourist market, through traditional outlets like the concierges and the CVB, and also through social media. We already have a great relationship with AirBNB, people keep showing up at our Club 1923 events saying that AirBNB put us on their itinerary.

How quickly did you achieve profitability?

The first production was profitable from the day it opened. It took us fourteen weeks to recover our start-up costs, and from that point on we were earning returns for our investors. It was only ten more weeks until we got kicked out of the building, but in that ten weeks, we were profitable enough to provide a 56% return to our investors. David still says that a highlight of the whole thing for him was the day he sat at his kitchen table, stuffing envelopes with checks and letters for the investors, thanking them for their confidence and returning 100% of their money, plus 56% percent more on top.

How many previous investors are investing in this company?

There were only fourteen investors for the first show, and ten out of the fourteen have invested in the new one. In almost every case, if they invested one unit in the first show, they've invested one unit in the new show. But the unit prices have increased dramatically. The first time around, units were $4,000 each. This time, Series A units are $30,000 units each. Almost every one of those $4,000 investors became a $30,000 investor. That was an incredible lesson in how important it is to take care of your investors.

What are some of the perks you give to investors?

This investment is fundamentally different from almost any other investment you can make. This is an investment you can touch, you can drink, it's a party. It's your party, in fact. And we treat you that way. The perks are all about enhancing your sense of exclusivity. You get access to tickets that no one else can get. You get upgrades and freebies. Flash your membership card at the bar, and they treat you like an owner. You're going to see us there. We get to know all the investors, they become part of the extended Speakeasy family. Last year we took a theatre trip to London, and a couple of the investors came along. The year before, we brought a handful of investors to New York, took in a couple of Broadway shows and partied like rock stars in a Times Square hotel penthouse.

Can you tell us about the venue for the new production?

It was built in 1984 as a single-screen, Chinese-language cinema but the last movie was shown there 12 years ago. When we first walked in, the whole place was intact -- popcorn machine on the concessions stand, projectors in the projector booth, and the last movie shown was still in the projector! It was like you could have flipped a switch and shown a movie that night. But what we saw were the bones for a fantastic theatrical venue. We're almost done with a $2 million renovating project, and you wouldn't even be able to recognize it as movie theater.

The biggest piece of luck in this whole process was stumbling into this building and the building owners. Chris Wight and Jeff Lee are unbelievably creative, generous and experienced. They've been in the real estate game for something like thirty years each, and have done a lot of formula retail, strip malls in Stockton and that sort of thing. They were ready for something more creative. They attached themselves to us and our vision and said, "Yes, we want this in our building. What can we do to make it happen?"

The location is incredible. We're on Broadway, steps from the intersection of Columbus, on the border between San Francisco's Chinatown and North Beach neighborhoods. Columbus and Broadway has been the crossroads of history, culture, and entertainment in San Francisco for more than 100 years. This is where the Beat movement started. It was a hot-bed of filmmaking in the 1970s and 80s. Francis Ford Coppola's building is here. Back in the 1800s, this area was known as the Barbary Coast. We're around the corner from Beach Blanket Babylon, an only-in-San-Francisco theatrical phenomenon that has been running for more than 40 years. We hope to follow in their illustrious footsteps.

The anchor tenant in our building is called China Live, and it's going to be an incredibly designed Asian food-and-shopping experience. It's modeled on Eataly in New York. They're taking up three floors of the building. On the first floor you can get small plates of the best Asian street food from Shanghai to Hong Kong to Singapore. There's also a retail shop where you can buy Asian foodstuffs and cooking equipment. On the second floor, they're going to have two different cocktail lounges and a private-dining restaurant that only has eight exclusive tables. The third floor is going to have a banquet hall for special events. China Live is going to be a huge tourist draw itself, and we've been talking with them about all the different ways we can partner.

What's the space going to look like? ^

It's full of secret entrances and hidden passageways. We have been working our butts off to make sure that every detail is authentic to the 1920s, such as high-tank toilets and mother-of-pearl push button light switches. The lighting! Oh my god, the amount of effort put into sourcing period lighting fixtures was just insane. And everything has to pass San Francisco building code. You wouldn't believe how difficult it is to build an illegal 1920s speakeasy that passes 2016 codes. Anything that we can't make look right, we have to find a way to hide, like smoke detectors and exit signs.

What's the marketing plan? ^

We do marketing differently. When you're a speakeasy, you can't put ads on the sides of buses. Our brand values are authenticity, secrecy, misdirection, indulgence, and exclusivity. We believe that there are enough people in San Francisco, and around the world, who respond to these brand values to keep us going for many years. But we have to stay true to these values in our marketing as well as in our product. So we do a lot of pop-up promotional events, things that you would only hear about when you're "in the know". We encourage "analog social marketing" by giving our guests tokens that they can pass along, giving friends the keys to our secret world. Our digital presence is going to be full of its own easter eggs and hidden pages. Real world objects will be the keys to unlocking online puzzles, that sort of thing.

There's a conventional component, too. We work with a traditional theatre publicist to make sure that all the right media sources are writing about us. This is especially important for the tourist market. We need to be seen in airline magazines, travel magazines, and the travel sections of all the major regional newspapers. And we need strong profiles on TripAdvisor and similar sites.

Once this production opens, what are your plans? ^

We've got a ten-year lease with multiple options, so we've got our San Francisco venue locked down for 25 years.

But, we also want to scale up massively. We see Speakeasies in Chicago, New York, Toronto and London, maybe even places like Austin and Detroit, where tech startups are starting to concentrate. But we also want to extend the Speakeasy concept into retail and restaurants. If this show is a $3 million project, we could see Chicago being a $75 million, or even $100 million venture to build this crazy complex of barber shops, vintage clothing shops, hat shops, old-style diners, and vintage bars, all with secret entrances that lead into a massive immersive theatre environment, with underground escape tunnels that let you emerge blocks away. After that, we want our own Speakeasy cruise ship.

What am I buying as a part of this LLC? ^

The company is an LLC, not a corporation, so you are buying units, not shares. Each of these units provides a fixed percentage of net profit. For Series B, the percentage is 0.1% of net profit for every $5,000 unit. This percentage is not subject to dilution, regardless of the number of Series A or Series B units sold. The only circumstance that may result in dilution would be an eventual transfer of the production to a larger venue in the future, and the issuance of a new offering to raise funds for such a transfer.

The company's only activity is to produce the San Francisco production of The Speakeasy. It will not produce the play in any other cities and it does not own the underlying intellectual property.

A separate company will be formed for each new production in other cities. This is typical in commercial theater, and we're following the same practice, because we're going to need liquid cash each time. Instead of diluting the original company every time, we'll just form a new company to raise additional capital. This also gives us an opportunity to reach out to local investors in each new city, and develop our community of local supporters and fans.

RISKS SPECIFIC TO THE SPEAKEASY

1. Theatrical production is a high-risk industry and ticket sales are very difficult to predict.

The majority of Broadway and off-Broadway commercial theatre productions fail to recoup their production costs. Of the ones that do, many do not realize significant profits. Commercial theatre projects outside of New York are comparably risky. There is no assurance that the Play will be an economic success, even if the Play receives critical acclaim. The success of any previous production of the Play in no way predicts that any subsequent production of the Play will experience similar success. Many factors beyond artistic merit contribute to the success or failure of a theatrical enterprise, including venue location and size, ticket prices, media response, external market factors and marketing activities. The availability of a certain number of tickets for the Play does not mean that the majority of those tickets will be sold. In order to maintain interest in the Play, tickets may be sold below prevailing market prices, which may reduce the profitability of the Company.

2. Boxcar has not yet secured a liquor license.

Our partner in this venture, the nonprofit Boxcar Theatre, Inc., submitted an application for an alcoholic beverage license to the California Bureau of Alcoholic Beverage Control ("ABC") on February 22, 2016. On February 24, 2016, Boxcar received notification from the San Francisco Planning Department that a Conditional Use Permit would be required in order to authorize the liquor license. Boxcar engaged an experienced attorney to prepare the Conditional Use Permit application, and submitted it on March 29, 2016. The San Francisco Planning Commission has scheduled consideration of Boxcar's application as part of its regular meeting on July 28, 2016. It is possible that, based on the outcome of the Planning Commission hearing, Boxcar's liquor license may be delayed, or denied. If the liquor license is delayed, Boxcar will apply for temporary operating authority from both the Planning Department and the ABC, to allow public performances of the Play to begin on August 12, 2016, as planned. If Boxcar does not receive temporary operating authority, the commencement of public performances of the Play may be delayed. If Boxcar's liquor license is denied, or if its license is revoked at any time, we anticipate that Boxcar shall: (a) acquire an alcoholic beverage license on the secondary market; or (b) hire a third party to operate the bar under its own license. Under any such circumstances, we would expect that our share of bar revenue may be lower than projected, and the profitability of the Company may be reduced.

3. Boxcar has not yet secured other required licenses and permits, including Health Department and Entertainment Commission permits.

In addition to an alcohol beverage license, Boxcar must secure several other licenses and permits before performances of the Play can commence at the Theater. These licenses include a Certificate of Occupancy from the San Francisco Department of Building Inspection, a Certificate of Public Assembly from the San Francisco Fire Department, a license to operate food and beverage service from the San Francisco Department of Public Health, and an entertainment permit from the San Francisco Entertainment Commission. Delays in obtaining any of these licenses could adversely affect our ability to open the Play within the projected time frame.

4. Construction projects often experience delays and cost overruns.

Our time line and plan of operations is predicated upon the completion of leasehold improvements at the Theater within certain cost and scheduling parameters. Construction cost overruns and/or scheduling delays could adversely affect our ability to open the Play within the projected time frame, or at all, and could cause us, our producing partner Boxcar Theatre, or both, to engage in borrowing which could reduce the profitability of the Company.

5. Classification of performers as independent contractors may be disallowed by the California Employment Development Department (the "EDD").

In the San Francisco Bay Area, some theatre companies operate under the auspices of one or more contracts with Actors Equity Association, the labor union representing professional actors. Many theatre companies do not operate under such union contracts. It is common practice in this region for non-union theatre companies to classify performers as independent contractors rather than payroll employees. We intend to follow this common industry practice by paying non-unionized performers on an independent contractor basis. We are aware that in recent years, several theatres in the Bay Area have been subject to audit by the California Employment Development Department (EDD), and that some such audits have resulted in letters of determination, fines and penalties related to this practice. In the event that we receive an audit by EDD, we may be required to reclassify non-unionized performers as employees, and this change (as well as possible fines or penalties) could result in a substantial increase in operating costs that could reduce the profitability of the Company.

6. Holders of Series B Units may be subject to dilution in the event that the production is transferred to a different venue.

The Operating Agreement provides that we may transfer the production to a larger venue in the event that the Managing Members deem it in the Company's best interest to do so. The Operating Agreement provides that we will accrue a production transfer reserve for this purpose. However, in the event that the cost of the transfer exceeds the amount of the production transfer reserve, the Managing Members have the right to conduct another equity offering. Such an offering would have the effect of diluting the interests of holders of Series A Units and Series B Units, in accordance with a formula detailed in the Operating Agreement. All unitholders would have the option of either (a) accepting the dilution, (b) making an additional capital contribution to maintain their interest, or (c) withdrawing from Sam Lee Laundry and receiving the balance of their capital accounts. The interests of the Managing Members would not be subject to dilution in the event of such an offering.

7. Holders of Series B Units do not benefit from any other uses of the creative material of the Play.

The Play was created by Nick A. Olivero and a team of writers, designers, and directors, for its initial production in 2014. Subsequently, all the creative material was acquired by Speakeasy Rights LLC, a licensing company owned by our Managing Members. Speakeasy Rights has continued to develop the creative material, hiring writers, dramaturgs and other creative personnel, to prepare the Play for future productions. The Company has not contributed any funds to the development of the Play.

We have licensed the Play from Speakeasy Rights, for an open-ended run beginning no later than December 31, 2016, in the City and County of San Francisco. Speakeasy Rights maintains all other rights in the material, including the right to license the Play for any number of additional productions in any other geography, and to exploit the material in any other medium, including without limitation audio and video recordings, film and television productions, live events, games, and merchandise.

The Company's license allows us to create, sell and profit from any merchandise sold at the Theater. However, we cannot create additional productions of the Play, nor our own recordings, films, TV programs, games, etc., based on the Play. In accordance with the terms of the license, we and our unitholders do not receive any revenue from the disposition by Speakeasy Rights of any rights in the Play to any third party.

8. Our unitholders do not elect the Managing Members and will have limited ability to influence our business.

Unlike the holders of common stock in a corporation, our unitholders will have only limited voting rights on matters affecting our business, as provided for in the Operating Agreement, and therefore investors will have limited ability to influence decisions regarding our business. Furthermore, if our unitholders are dissatisfied with the performance of our Managing Members, they will have no ability to remove or replace our Managing Members.

9. Managing Members may decide to close the Play at any time.

The Managing Members have the sole and unconditional right to close the Play and cease operation of Sam Lee Laundry, at any time and for any reason, either before or after the commencement of performances. A decision to close the Play prior to the recoupment of all capital contributions could result in investors losing some or all of their investment.

10. We have the right to recall distributions.

In the event of a restatement of prior financial results, we have the right to recall any portion or all of previous profit distributions that have been made directly to Investor Members. Under such circumstances, we will send our investors a letter explaining the circumstances of the recall, the amount to be recalled, and a deadline and procedures for submitting the recalled funds. We have no right to require additional involuntary capital contributions beyond the original subscription amount of any holder of Series B Units.

11. Our investment in venue development will not be recoverable.

A portion of the proceeds raised from this offering shall be expended on leasehold improvements and capital equipment that shall immediately become the property of Boxcar Theatre, our producing partner and the leaseholder of the Theater. In the event that we cease operations prior to the recoupment of all capital contributions, holders of Series B Units shall not be entitled to liquidate such assets for the purpose of recovering their investments in our company, or for any other purpose.

12. There is unlikely to be any secondary market for the Series B Units, nor the possibility of capital appreciation.

No market presently exists for resale of the Series B Units and it is unlikely that one will develop. Holders of Series B Units may not assign their Series B Units without the consent of the Managing Members. This offering does not provide a mechanism for revaluation of Sam Lee Laundry, nor for capital appreciation of the Series B Units. It is unlikely that the sale, assignment, acquisition or other disposition of the Series B Units will result in appreciation of any unitholder's capital contribution. We do not intend to have the Series B Units quoted on any OTC Markets platform or listed on an exchange, such as The Nasdaq Stock Market, at any point in the future.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

The Speakeasy is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$2,000 min INVEST

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SF / Boston

David L. Gluck is the Producer and General Manager of *The Speakeasy*. From 2006 to 2008, Mr. Gluck worked for the Broadway producing and general management company, National Artists Management Company, and served as the Associate General Manager for the London production of the long-running Tony Award- and Olivier Award-winning revival of the musical *Chicago*. In this capacity, he was the senior NAMCo executive in the United Kingdom, with responsibility for contracts, finance, marketing, and operations. From 2012 to 2013, Mr. Gluck served as Producer and General Manager for Boxcar Theatre's production of *Hedwig and the Angry Inch*, which ran for 143 performances and realized a profit. He served as Producer and/or General Manager for the independent commercial productions of *The Fourth Messenger* (2013), *Man of Rock* (2011 New York Musical Theatre Festival), *The Bright River* (2009-10) and Tracy Letts' *Killer Joe* (2006). From 2002-2005, he served as Managing Director of the Magic Theatre, during which time he produced 21 world- and West Coast-premiers. Mr. Gluck has consulted with dozens of Bay Area nonprofit arts organizations on strategic planning, fundraising, and finance, and currently serves as President of Theater Bay Area (TBA), the nation's largest regional theatre service organization. He has previously served as treasurer of the San Francisco Arts Democratic Club, and was appointed by the San Francisco Board of Supervisors to the city's Arts Task Force in 2005. Mr. Gluck received an MBA in Arts Management from UCLA Anderson and a BA from Princeton University.

Geoffrey Libby is the Producer and Operations Director of *The Speakeasy*. He has more than fifteen years' experience in the theatre industry. He co-designed and constructed the original 3,300 square foot immersive theatrical environment of the play. As a scenic designer and technician, Mr. Libby has worked with numerous theatre companies, including Berkeley Repertory Theatre, Boxcar Theatre, Crowded Fire Theater, Killing My Lobster, and others. As an actor, he has worked with California Shakespeare Theater, Berkeley Repertory Theatre, Cutting Ball Theater, Boxcar Theatre, and many others. He has performed in site-specific shows with We Players, and co-coordinated audience interaction for their production of *Hamlet* on Alcatraz Island. Mr. Libby is also a writer, and from 2003-05, he served as editor for the small poetry co-op, Eye for an Iris Press. He contributes to the creative content of *The Speakeasy*, including storyboarding, character development, playwriting, direction, and moments for audience interaction. A veteran of the service industry, Mr. Libby has worked as bar manager, bartender, and server for more than ten years, and worked front-of-house for *Blue Man Group* in Boston prior to relocating to the West Coast in 2005. Mr. Libby holds a B.A. in English from Tufts University.

Nicholas A. Olivero is the Producer and Creative Director of *The Speakeasy.* He is also founding Artistic Director of Boxcar Theatre, which he has led continuously since 2005. With Boxcar, Mr. Olivero has produced more than sixty productions, and has won numerous awards. His noteworthy hits with Boxcar include *Where the Sidewalk Ends* (2009), *Rent Boy Ave.* (2009), *Little Shop of Horrors* (2011), and *Hedwig and the Angry Inch* (2012-13). Mr. Olivero previously served as the Managing Director of Imagination Players in Berkeley, and co-founded Handful Players in San Francisco which provided after-school arts programming for under- served students. He taught drama for four years at San Francisco Day School, and from 2003-2005 served as Audience Services Manager at Magic Theatre. Prior to his arrival in the Bay Area, Mr. Olivero helped to found the acting companies No-Pulpology in Chicago and Neo- Pretentia in Santa Fe. Mr. Olivero has extensive experience producing site-specific and immersive theatre. He has staged productions in such non-traditional settings as a moving bus, private living rooms, a furniture store, Baker Beach, several Bay Area museums, and a variety of outdoor public spaces. As a scenic designer, he has created a wide variety of unique and interactive sets for Boxcar productions, as well as for Berkeley Playhouse, Crowded Fire Theater, and other Bay Area companies. One of his noteworthy designs required trucking in two-and-a-half tons of sand for his 2006 production of the play *Zen* at the Magic Theatre. His career as an actor also includes five years as a company member of Killing My Lobster, and work with Berkeley Repertory Theatre, California Shakespeare Theatre, Shotgun Players, Crowded Fire Theater, Berkeley Playhouse, San Francisco Shakespeare Festival, Shakespeare on the Green, and Santa Fe Shakespeare. Mr. Olivero holds a Bachelors of Arts in Acting & Directing from DePaul University, where he graduated with honors.